UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2017

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36479	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with John R. Beaver

On September 30, 2017, Biolase, Inc. (the "Company") entered into an employment agreement with John R. Beaver to serve as Senior Vice President and Chief Financial Officer of Biolase, effective October 1, 2017.

Under the terms of Mr. Beaver’s employment agreement, Mr. Beaver will receive an annual base salary of $325,000. In addition, Mr. Beaver is eligible to receive an annual performance bonus of up to fifty percent (50.0%) of Mr. Beaver’s base salary, which is determined by the achievement of certain criteria as established by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). Mr. Beaver was granted a non-qualified stock option to purchase 600,000 shares of Company common stock with a term of ten (10) years at an exercise price per share equal to the closing price of the Company’s common stock on his first day of employment, as reported by the National Association of Securities Dealers on the Nasdaq Stock Market. The stock option will vest and become exercisable in accordance with time-based and performance-based criteria established by the Compensation Committee, and is subject to Mr. Beaver's continued service through the applicable vesting dates. Mr. Beaver’s employment is at will.

Pursuant to the terms of the employment agreement, Mr. Beaver is entitled to severance benefits in the event that the Company terminates him without cause. The severance amount consists of twelve (12) months of Mr. Beaver’s annual base salary, which will be paid over twenty-six equal installments, and paid COBRA premiums for the twelve-month period following such termination. In the event that Mr. Beaver is terminated within twelve (12) months following a change in control, in addition to the above severance benefits, all of his time-based vesting stock options that are unvested shall vest and be exercisable, and one-half of his performance-based vesting stock options that are unvested shall vest and be exercisable.

The stock options were granted outside of the Company’s stockholder-approved equity incentive plan.

The foregoing description of Mr. Beaver’s stock option does not purport to be complete and is qualified in its entirety by reference to the stock option agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Prior to joining the Company, Mr. Beaver served as the Chief Financial Officer of San Jose, California-based Silicor Materials, Inc., from 2009 to 2013 and from 2015 to 2017. He also served on Silicor’s Board of Directors from 2013 to 2015. From 2013-2015, Mr. Beaver was Chief Financial Officer for Seattle-based Modumetal, Inc. From 2001 to 2007, Mr. Beaver was employed at Houston-based Sterling Chemicals, Inc., where he served as Senior Vice President Finance and Chief Financial Officer.

Mr. Beaver has a Bachelor of Business Administration degree in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

There is no arrangement or understanding pursuant to which Mr. Beaver was selected as Senior Vice President and Chief Financial Officer, and there are no related party transactions between the Company and Mr. Beaver reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 2, 2017, the Company issued a press release announcing the appointment of John R. Beaver as Senior Vice President and Chief Financial Officer, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On October 3, 2017, the Company issued a press release announcing the grant of a stock option to John R. Beaver, which was granted outside of the Company’s stockholder-approved equity incentive plan, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Inducement Stock Option Agreement, dated October 2, 2017.
99.1 Press Release of Biolase, Inc., dated October 2, 2017.
99.2 Press Release of Biolase, Inc., dated October 3, 2017.

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Exhibit Index

Exhibit No.	Description

10.1	Inducement Stock Option Agreement, dated October 2, 2017.
99.1	Press Release of Biolase, Inc., dated October 2, 2017.
99.2	Press Release of Biolase, Inc., dated October 3, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

October 3, 2017	By:	/s/ Harold C. Flynn, Jr.

Name: Harold C. Flynn, Jr.
Title: President and Chief Executive Officer

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